Exhibit 99.1

September 8, 2014

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Alan Greer	Tamera Gjesdal	Cynthia A. Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1470

BB&T to acquire The Bank of Kentucky Financial Corp.

Compelling Strategic Opportunity

•	A leading bank in Northern Kentucky / Cincinnati MSA
•	No. 1 in Northern Kentucky; No. 7 in Cincinnati MSA
•	New and attractive contiguous market
•	Improves BB&T’s market position in Kentucky to No. 2
•	Will become BB&T’s 24th region

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) and The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) announced today the signing of a definitive agreement under which BB&T will acquire The Bank of Kentucky in a cash and stock transaction for total consideration valued at approximately $363 million. This acquisition will establish a presence for BB&T in the Northern Kentucky / Cincinnati market.

The Bank of Kentucky, headquartered in Crestview Hills, Ky., has $1.9 billion in assets, $1.6 billion in deposits and 32 banking offices in Northern Kentucky and Cincinnati.

“We are extremely excited to welcome our new clients and associates in these vibrant markets to BB&T. The Bank of Kentucky’s dedication to community investment and disciplined approach to business are a perfect fit with BB&T’s culture,” said Chairman and Chief Executive Officer Kelly S. King.

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“We look forward to joining the BB&T team,” said Robert W. Zapp, The Bank of Kentucky’s President and Chief Executive Officer. “BB&T’s expanded product offerings and resources will enable us to better serve our customers, employees and communities.”

In connection with the acquisition, BB&T announced the creation of a new banking region encompassing Northern Kentucky and Cincinnati. BB&T operates its community banking client service model through banking regions, which are not legal entities, but drive faster, simpler, more effective client service.

“We are very pleased to announce that Regional President Andrew Hawking and Retail and Small Business Banking Manager Mark Exterkamp will lead our new region in this important growth market,” said King. “Both are banking veterans with The Bank of Kentucky and are very respected in the community. We also are pleased that Robert Zapp, The Bank of Kentucky’s President and Chief Executive Officer, will be the chairman of BB&T’s local advisory board.

“We are developing exciting plans for additional banking center locations in the Greater Cincinnati area. Establishing this new banking region with such strong leadership is an important first step,” said King.

Under the terms of the agreement, which was approved by the Board of Directors of each company, shareholders of The Bank of Kentucky will receive 1.0126 shares of BB&T common stock and $9.40 of cash for each share of The Bank of Kentucky common stock. Based on BB&T’s 14-day average closing price of $37.13 as of September 4, 2014, shareholders of The Bank of Kentucky will receive $47.00 per share.

BB&T expects this acquisition to be accretive to earnings per share in the first full year and to exceed its IRR hurdle.

The transaction is subject to customary closing conditions including regulatory approvals and approval of The Bank of Kentucky shareholders.

BB&T has posted a presentation to its website discussing the transaction. To access the presentation, go to BBT.com, click “About” and proceed to “Investor Relations.”

Deutsche Bank Securities Inc. provided financial advice and Wachtell, Lipton, Rosen & Katz provided legal counsel to BB&T in this transaction.

Keefe, Bruyette & Woods served as financial adviser and Squire Patton Boggs LLP served as legal counsel to The Bank of Kentucky.

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About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $188.0 billion in assets and market capitalization of $28.4 billion, as of June 30, 2014. Based in Winston-Salem, N.C., the company operates 1,844 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T has been recognized by the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at BBT.com.

About The Bank of Kentucky

The Bank of Kentucky Financial Corporation (NASDAQ: BKYF), is the holding company of The Bank of Kentucky, Inc., with assets of approximately $1.858 billion, as of June 30, 2014. Headquartered in Crestview Hills, Kentucky, The Bank of Kentucky is the largest bank in Northern Kentucky and a leading community bank in the region, operating 32 branch locations and over 50 ATMs. The Bank of Kentucky has served the community since 1990, offering banking and related financial services to both individuals and business customers and has been recognized as a top workplace for the past five years. More information about The Bank of Kentucky is available at www.bankofky.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving BB&T’s and The Bank of Kentucky’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in BB&T’s and The Bank of Kentucky’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by The Bank of Kentucky shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating The Bank of Kentucky business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of The Bank of Kentucky and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF THE BANK OF KENTUCKY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and The Bank of Kentucky, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About” and then under the heading “Investor Relations” and then under “BB&T Corporation SEC Filings” or from The Bank of Kentucky by accessing The Bank of Kentucky’s website at www.bankofky.com under the heading “Investor Relations” and then under “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to The Bank of Kentucky Financial Corporation, 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: Executive Vice President and Chief Financial Officer, Telephone: (859) 372-5169.

The Bank of Kentucky and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of The Bank of Kentucky in connection with the proposed merger. Information about the directors and executive officers of The Bank of Kentucky and their ownership of The Bank of Kentucky common stock is set forth in the proxy statement for The Bank of Kentucky’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 17, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.